Exhibit 99.1

A4S Security Executes Merger Agreement For
Vizer/Avurt Acquisitions

Acquisitions of privately held surveillance and personal protection companies expand addressable market opportunity

Loveland, Colo., September 5, 2006, A4S Security, Inc. (NASDAQ: SWAT, SWATW and NYSE Arca: SWAT, SWATW), a leading provider of digital video surveillance solutions, today announced that on September 3, 2006 it executed a Plan of Merger to acquire privately held Westminster, Colorado-based Vizer Group, Inc. (“Vizer”) and Avurt International, Inc. (“Avurt”), two commonly owned and managed companies.

Vizer’s specialty is facility security integration including web-based access control, video surveillance and intrusion detection, conveniently accessible through the use of multiple network based devices, including computers, cell phones and PDA’s. With access and monitoring devices connected through the network, installation and business re-location costs are significantly less than traditional hard wired systems. Vizer’s unique proprietary “e-Link” product is built around a web hosted security services model that provides a business complete control over access, alarms, key cards, and video surveillance, all remotely. Vizer’s customers include Remington Arms, Johnson & Wales University, ConAgra Foods and Ameriquest Mortgage to name a few.

Avurt distributes and produces non-lethal personal protection devices and compliance products currently in use by federal and state agencies. The devices accurately fire a projectile up to sixty feet away that breaks on impact dispersing a cloud of potent pepper spray based powder causing a severe debilitating reaction in the target area, effective on both humans and animals. A new proprietary (patent pending) handheld launcher is scheduled to be released by Avurt late in 2006. In addition to the current law enforcement customer base, the new launcher is anticipated to be marketed to: security guards, postal carriers, animal control officers, animal owners, campers, hikers, bikers, aid workers, military police and individual consumers and their families that desire additional personal protection.

Greg Pusey, Chairman of A4S, noted: “The Vizer and Avurt acquisitions are expected to significantly broaden our reach into the vast and rapidly growing security market by adding solutions for commercial facilities and non-lethal personal protection devices to A4S’s existing ShiftWatch mobile digital video transportation product line. The product development associated with the new patent pending launcher is proceeding on schedule and the bench prototype is operating very effectively. We anticipate pre-production prototypes in 30 to 45 days. The execution of the merger agreement puts us on track to close the acquisitions during the fourth quarter of 2006, and become one integrated company focused on rapid growth and to further enhance shareholder value.”

Scott Sutton, President and founder of Avurt and Vizer, commented: “We are excited to be combining with the SWAT team to create an expanded base of high tech security products and services. Our new Avurt launcher (patent pending) is an exciting development that our existing customer base has been asking for and it is a unique and revolutionary personal protection tool for consumers. It is much more durable, smaller and lighter and we believe more effective than the current options on the market today and will fit easily in a purse, on a belt or backpack, or on a law enforcement officer’s duty belt. We believe our launcher solution will become the non-lethal device of choice due to its safety, reliability and ease of use.” He went on to say “this product was developed after numerous in-depth focus group evaluations including feedback from women’s groups, security personnel, law enforcement officers and other potential consumers. We expect to begin delivering our new launcher in the first quarter of 2007.”

“Based upon studies of a number of market verticals, we believe the potential market for the new launcher is extremely large and includes consumers, security personnel, police, animal control officers, delivery personnel, pet owners wishing to protect their pets, campers, bikers, and hikers among others, with potential demand in the millions of units. We believe this box and ship product has significant international market potential. It is also noteworthy that this product generates significant follow-on consumable sales of ammunition and air canisters that are required with each usage of the launcher. Upon completion of final prototypes and commencing manufacturing, we expect to begin pre-sales through an aggressive marketing campaign including on-line sales initiatives,” Mr. Sutton concluded.

The acquisition of the commonly controlled companies calls for a purchase price for the combined companies, primarily payable in A4S common stock, totaling $3 million plus a contingent $2 million earn-out based upon the achievement of specified future minimum revenue and operating thresholds. A4S will also enter employment contracts with the key Vizer and Avurt management personnel and Scott Sutton is expected to join A4S’s board of directors, subject to shareholder approval. Closing of the acquisition is subject to, among other conditions, completion of due diligence, finalization and approval of the audits currently in process on Vizer \ Avurt, and approval by A4S’s shareholders. A4S has agreed to advance funds under a secured note to Vizer and Avurt to fund completion of the Avurt launcher and expand marketing efforts. To date, $350,000 has been advanced by A4S under this arrangement.

A4S Business Update
Tom Marinelli, CEO of A4S, commented on recent business activity: “Our A4S ShiftWatch division continues to add new customers including recently announced additions or customer expansions of ShiftWatch TVS contract opportunities. These include the Greater Cleveland Regional Transit Authority ($1.3 million opportunity) and the North American Bus Industries, Inc. ($290,000 opportunity), as well as installations for the Capital Corridor Joint Powers Authority in Oakland, CA, eTran in Elk Grove, CA and the City of Vacaville, CA. Our sales team is experiencing very positive reception as they present our newest model ShiftWatch TVS 3.0 to the transportation marketplace and we look forward to the synergies and efficiencies that combining operations with Vizer/Avurt will provide.”

Brian McLean, Transit Manager of the City of Vacaville stated, “The City of Vacaville Transit Department is extremely happy with our decision to outfit our entire transit fleet with the ShiftWatch surveillance product. ShiftWatch demonstrated a rugged, well-designed and modular security system that met all of our criteria for quality, performance and price. The quality of the captured video and sound is simply amazing, and viewing the video from the Playback Station PC is incredibly easy and intuitive. The City’s Transit Department appreciates ShiftWatch’s professionalism throughout the entire purchase, installation and training process.”

A4S also noted that its board of directors has approved the schedule for its recently announced 2006 Annual Shareholder meeting. The meeting, subject to finalization and distribution of required proxy materials, will be held September 28, 2006 at a location to be announced in the Denver, Colorado area. Shareholders of record as of July 31, 2006 will be entitled to vote at the meeting, either by proxy or in person. A4S currently anticipates including the following topics for vote at the meeting: changing the company name to Security With Advanced Technology, Inc., re-electing directors and increasing the common shares reserved for issuance under A4S’s 2004 Stock Incentive Plan. As previously announced, the proposed new company name was chosen to more accurately reflect the company’s more extensive business and line of products in the marketplace and is designed to tie A4S’s name to its stock symbol “SWAT.” The name change will also require an amendment to A4S’s Articles of Incorporation and a change in the trading CUSIP number of the company and then an exchange of all stock certificates for new ones reflecting the new name and CUSIP number.

About A4S Security, Inc.
A4S Security, Inc. develops and markets the ShiftWatch® product line of mobile digital video surveillance solutions for public transportation, law enforcement and general security applications. The company’s full motion, high resolution video system utilizes patent pending video streaming technology and GPS synchronization capabilities to provide agencies with data security and reliability. The company’s open, standards based architecture, facilitates interoperability, easing management of the information and communication complexities and leveraging customers’ investment in the future.

For additional information about A4S Security and ShiftWatch solutions, call 1-888-825-0247 or visit www.shiftwatch.com. For additional information about Vizer visit www.vizergroup.com and for Avurt visit www.non-lethal.com. Information on the web sites does not comprise a part of this press release.

This press release includes “forward looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company and may not materialize. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including the company’s ability to receive shareholder approval for and consummate the Vizer and Avurt acquisitions, the ability of the Vizer \ Avurt management team to successfully implement their business plans, the company’s ability to integrate Vizer’s and Avurt’s businesses with the company’s operations, and the company’s ability to secure additional funding, increase sales of its products, and enhance, execute and protect its technological capabilities, among others. Furthermore, the company does not intend (and is not obligated) to update publicly any forward-looking statements, except as required by law. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the company’s recent filings with the SEC.

CONTACT: Investor Relations Todd Kehrli or Jim Byers MKR Group, LLC (818) 556-3700 ir@mkr-group.com	Media Thomas Marinelli, or Pat O' Connor A4S Security, Inc. (970) 461-0071

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